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                                   EXHIBIT 5

            OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP.


                                June 23, 2000


Jupiter Communications, Inc.
627 Broadway
New York, NY 10012

         Re: Jupiter Communications, Inc. (the "Company") Registration Statement for Offering of an Aggregate of 61,448 Shares of Common Stock
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Ladies and Gentlemen:

         We have acted as counsel to Jupiter Communications, Inc., a Delaware corporation (the "Company") in connection with the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 61,448 shares of the Company's common stock (the "Shares") authorized for issuance under the Internet Research Group (formerly, Collaborative Marketing, Inc.) 1999 Stock Option Plan (the "Plan"). The Plan, and the outstanding options thereunder, have been assumed by the Company in connection with its acquisition of Internet Research Group pursuant to an Agreement and Plan of Reorganization dated February 28, 2000.

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the Plan. Based on such review, we are of the opinion that, if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                                               Very truly yours,


                                           /s/ BROBECK, PHLEGER & HARRISON LLP
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                                               BROBECK, PHLEGER & HARRISON LLP